EXHIBIT 10.6

RESHAPE LIFESCIENCES INC.
second amended and restated 2003 stock Incentive Plan

STOCK OPTION GRANT NOTICE

ReShape Lifesciences Inc., a Delaware corporation (the “Company”), pursuant to the ReShape Lifesciences Inc.  Second Amended and Restated 2003 Stock Incentive Plan (as may be amended from time to time, the “Plan”), hereby grants to the individual listed below (the “Optionee”), an option to purchase the number of shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”), set forth below (the “Option”).  This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Option Agreement”)  and the Plan, each of which is incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice (the “Grant Notice”) and the Option Agreement.

Optionee:	[__________]
Grant Date:	[__________]
Vesting Commencement Date:	[__________]
Exercise Price per Share:	$[___] /Share
Total Number of Shares Subject to the Option:	[__________] Shares
Expiration Date:	[__________]
Vesting Schedule:

[25%] shares will vest on [One-year anniversary of Grant Date], and the remaining [75%] shares will vest in as nearly equal amounts as possible on the last day of each of the next 36 months thereafter.

Termination:	The Option shall terminate on the Expiration Date set forth above or, if earlier, in accordance with the terms of the Agreement
Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option

The undersigned Optionee acknowledges that he or she has received a copy of this Grant Notice, the Option Agreement and the Plan.  As an express condition to the grant of the Option hereunder, the Optionee agrees to be bound by the terms of this Grant Notice, the Option Agreement and the Plan.  The undersigned Optionee further acknowledges that as of the Grant Date, this Grant Notice, the Option Agreement and the Plan set forth the entire understanding between the Optionee and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to the Optionee under the Plan, and (ii) any agreements noted in an attachment to this Grant Notice.

ReShape Lifesciences Inc.	OPTIONEE
By:	By:
Name:	Print Name:
Title:
Address:
Email:

EXHIBIT A
TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”)  to which this Stock Option Agreement (this “Agreement”) is attached, ReShape Lifesciences Inc., a Delaware corporation (the “Company”), has granted to the Optionee an option (the “Option”) under the ReShape Lifesciences Inc.  Second Amended and Restated 2003 Stock Incentive Plan (as amended from time to time, the “Plan”)  to purchase the number of Shares indicated in the Grant Notice.

ARTICLE I. GENERAL

1.1 Incorporation of Terms of Plan.  The Option is subject to the terms and conditions of the Plan, which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

1.2Defined Terms.  Wherever the following terms are used in this Agreement, they shall have the meanings specified below, unless the context clearly indicates otherwise.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a)“Retirement” shall mean a Separation from Service due to a normal or approved early termination of employment or service pursuant to and in accordance with an applicable retirement/pension plan, program, policy or practice of the Company or an Affiliate, as determined by the Company or the Affiliate in its sole discretion.

(b)“Separation from Service” shall mean the Optionee’s “separation from service” from the Company or any Affiliate within the meaning of Section 409A(a)(2)(A)(i) of the Code.

ARTICLE II. GRANT OF OPTION

2.1 Grant of Option.  In consideration of the Optionee’s past and/or continued employment with or service to the Company or any Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Optionee the Option to purchase any part or all of the aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.  Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

2.2 Exercise Price.  The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided,  however, that the exercise price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.  Notwithstanding the foregoing, if this Option is an Incentive Stock Option and the Optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates as of the Grant Date (a “Greater Than 10% Stockholder”), the exercise price per share of the Shares subject to the Option shall not be less than 110% of the Fair Market Value of a Share on the Grant Date.

2.3 Consideration to the Company.  In consideration of the grant of the Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or any Affiliate.  Nothing in the Plan or this Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Optionee.

ARTICLE III. PERIOD OF EXERCISABILITY
3.1 Commencement of Exercisability.
(a) Subject to Sections 3.1(b), 3.2, 3.3 and 5.8 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b) No portion of the Option which has not become vested and exercisable as of the date of the Optionee’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Committee or as set forth in a written agreement between the Company and the Optionee.

3.2 Duration of Exercisability.  Any installments provided for in the vesting schedule set forth in the Grant Notice are cumulative.  Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a) The Expiration Date set forth in the Grant Notice;
(b) If this Option is designated as an Incentive Stock Option and the Optionee is a Greater Than 10% Stockholder as of the Grant Date, the expiration of five (5) years from the Grant Date;

(c) The date that is three (3) months from the date of the Optionee’s Termination of Service by the Company without cause or by the Optionee for any reason (other than due to Retirement, death or disability);

(d) The expiration of one (1) year from the date of the Optionee’s Termination of Service by reason of the Optionee’s death or disability;
(e) The expiration of six (6) months from the date of the Optionee’s Termination of Service by reason of the Optionee’s Retirement; or
(f) The start of business on the date of the Optionee’s Termination of Service by the Company for cause.

The Optionee acknowledges that an Incentive Stock Option exercised more than three (3) months after the Optionee’s termination of employment, other than by reason of death or disability, will be taxed as a Non-Qualified Stock Option.

“Termination of Service” shall mean:

(a) As to a consultant or independent contractor, the time when the engagement of the Optionee as a consultant or independent contractor to the Company and its Affiliates is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the consultant or independent contractor simultaneously commences or remains in employment and/or service as an employee and/or Director with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when an Optionee who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Optionee simultaneously commences or remains in employment and/or service as an employee, consultant and/or independent contractor with the Company or any Affiliate.

(c) As to an employee, the time when the employee-employer relationship between the Optionee and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or Retirement, but excluding terminations where the Optionee simultaneously commences or remains in service as a consultant, independent contractor and/or Director with the Company or any Affiliate.

The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for cause and whether any particular leave of absence constitutes a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Committee determines otherwise, or as otherwise required by applicable law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, an Optionee’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Optionee ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

3.4 Change in Control. In the event that a Change in Control occurs, (a) all outstanding Options shall be subject to the agreement pursuant to which such Change in Control is consummated and (b) the vesting schedule of the Options held by Optionee shall accelerate such that on the date the Change in Control is completed, 50% of any then-unvested shares subject to the Options held by Optionee shall immediately vest, irrespective of which of the provisions described in clauses (i) through (v) below are set forth in the agreement pursuant to which such Change in Control is consummated (except in the case of clause (iv), in which case 100% of the Options would become vested).  Such agreement shall provide for one or more of the following:

(i) The continuation of such outstanding Options by the Company (if the Company is the surviving corporation).

(ii) The assumption of such outstanding Options by the surviving corporation or its parent in a manner that complies with Section 424(a) of the Code (whether or not such Options are Incentive Stock Options).

(iii) The substitution by the surviving corporation or its parent of new options for such outstanding Options in a manner that complies with Section 424(a) of the Code (whether or not such Options are Incentive Stock Options).

(iv) Full exercisability of such outstanding Options and full vesting of the Shares subject to such Options, followed by the cancellation of such Options.  The full exercisability of such Options and full vesting of the Shares subject to such Options may be contingent on the closing of such Change in Control.  The Optionee shall be able to exercise such Options during a period of not less than five full business days preceding the closing date of such Change in Control, unless (A) a shorter period is required to permit a timely closing of such Change in Control and (B) such shorter period still offers the Optionee a reasonable opportunity to exercise such Options.  Any exercise of such Options during such period may be contingent on the closing of such Change in Control.

(v) The cancellation of such outstanding Options and a payment to the Optionee equal to the excess of (A) the Fair Market Value of the Shares subject to such Options (whether or not such Options are then exercisable or such Shares are then vested) as of the closing date of such Change in Control over (B) their aggregate exercise price.  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount.  Such payment may be made in installments and may be deferred until the date or dates when such Options would have become exercisable or such Shares would have vested.  Such payment may be subject to vesting based on the Optionee’s continuing service to the Company or its affiliates, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options would have become exercisable or such Shares would have vested.  If the aggregate exercise price of the Shares subject to such Options exceeds the Fair Market Value of such Shares, then such Options may be cancelled without making a payment to the Optionee.  For purposes of this Subsection (v), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

3.5 Special Tax Consequences.  The Optionee acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code), including the Option, are exercisable for the first time by the Optionee in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code.  The Optionee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.

ARTICLE IV. EXERCISE OF OPTION

4.1 Person Eligible to Exercise.  Except as provided in Section 4.2 hereof, during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof.  After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Optionee’s beneficiary or by any person empowered to do so under the deceased Optionee’s will or under the then-applicable laws of descent and distribution, subject to Section 6(h)(iv) of the Plan.

4.2 Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.  However, the Option shall not be exercisable with respect to fractional shares.

4.3 Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the stock administrator of the Company (or any other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a) A written or electronic notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised.  The notice shall be signed by the Optionee or other person then-entitled to exercise the Option or such portion of the Option;

(b) Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 4.4 hereof;

(c) Any other representations or documents as may be required in the Committee’s sole discretion to effect compliance with all applicable provisions of the Securities Act, the Exchange Act, any other federal, state or foreign securities laws or regulations, the rules of any securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option (as determined by the Committee in its sole discretion).

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4 Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:
(a) Cash;
(b) Check;

(c) Delivery of a written or electronic notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d) With the consent of the Committee, surrender of other Shares which have been held by the Optionee for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised;

(e) With the consent of the Committee, surrendered Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised; or

(f) With the consent of the Committee, such other form of legal consideration as may be acceptable to the Committee.

4.5 Conditions to Issuance of Stock Certificates.  The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have been purchased on the open market.  Such Shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of the conditions set forth in Section 6 of the Plan.

4.6 Rights as Stockholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 6(e) of the Plan.

ARTICLE V.

OTHER PROVISIONS

5.1 Administration.  The Committee shall have the power to interpret the Plan and this Agreement as provided in the Plan. All interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons.

5.2 Transferability of Option.  Without limiting the generality of any other provision hereof, the Option shall be subject to the restrictions on transferability set forth in Section 6(h)(iv) of the Plan.

5.3 Adjustments. The Optionee acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Section 4(c) of the Plan.

5.4 Tax Consultation.  The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the grant, vesting and/or exercise of the Option, and/or with the purchase or disposition of the Shares subject to the Option.  The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of such shares and that the Optionee is not relying on the Company for any tax advice.

5.5 Notification of Disposition.  If this Option is designated as an Incentive Stock Option, the Optionee shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date with respect to such Shares or (b) within one (1) year after the transfer of such Shares to the Optionee.  Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Optionee in such disposition or other transfer.

5.6 Optionee’s Representations.  The Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, make such written representations as are deemed necessary or appropriate by the Company and/or the Company’s counsel.

5.7 Section 409A.  This Agreement and the Grant Notice shall be interpreted in accordance with the requirements of Section 409A of the Code.  The Committee may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to comply with the requirements of Section 409A of the Code or an available exemption thereof; provided,  however, that the Committee shall have no obligation to take any such action(s) or to indemnify any person from failing to do so.

5.8 Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Optionee.

5.9 Not a Contract of Service Relationship.  Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue to serve as an employee, Director, consultant or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Optionee.

5.10 Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if the Optionee is subject to Section 16 of the Exchange Act, then the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.11 Conformity to Securities Laws.  The Optionee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.12 Limitation on the Optionee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Optionee shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Options, as and when payable hereunder.

5.13 Successors and Assigns.  The Company or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Affiliates.  Subject to the restrictions on transfer set forth in this Article V, this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

5.14 Entire Agreement.  The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates and the Optionee with respect to the subject matter hereof.

5.15 Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Optionee shall be addressed to the Optionee at the Optionee’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

5.16 Governing Law.  The laws of the State of Minnesota shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.17 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.